EXHIBIT 99.1

ROWAN COMPANIES, INC.
OFFSHORE RIG FLEET AND CONTRACT STATUS
As of September 19, 2006
OFFSHORE RIGS
						Contract Status
		Depth (feet)		Year in			Day Rate (b)	Estimated
Name	Class (a)	Water	Drilling	Service	Location	Customer	(in thousands)	Duration (c)
Cantilever Jack-up Rigs:
240C #2 (d)	240-C	400	35,000	2009	TBD	TBD	TBD	TBD
240C #1 (d)	240-C	400	35,000	2008	TBD	TBD	TBD	TBD
J.P. Bussell (d)	225-C	300	35,000	2007	TBD	TBD	TBD	TBD
Hank Boswell (d)	225-C	300	35,000	2006	Gulf of Mexico	Maritech	Mid 160s	December 2006
					Middle East	Saudi Aramco	Low 190s (e)	February 2011
Bob Keller	225-C	300	35,000	2005	Gulf of Mexico	El Paso	Low 170s	January 2007
Scooter Yeargain	225-C	300	35,000	2004	Gulf of Mexico	Apache	Low 160s	December 2006
					Middle East	Saudi Aramco	Low 190s (e)	February 2011
Bob Palmer	224-C	550	35,000	2003	Gulf of Mexico	Dominion	Low 170s	December 2006
					Gulf of Mexico	BP	Mid 210s	January 2009
Rowan Gorilla VII	219-C	400	35,000	2002	North Sea	Maersk	Mid 250s	September 2007
Rowan Gorilla VI	219-C	400	35,000	2000	E. Canada	Husky	Low 200s	November 2006
					North Sea	Talisman	Mid 280s (f)	November 2007
					North Sea	BG	Mid 260s (f)	May 2008
Rowan Gorilla V	219-C	400	35,000	1998	North Sea	Total Elf	Mid 130s	April 2007
					North Sea	Total Elf	Mid 170s	November 2008
Rowan Gorilla IV	200-C	450	35,000	1986	Gulf of Mexico	Newfield	Low 160s	October 2006
					Gulf of Mexico	Arena	Mid 180s	February 2007
Rowan Gorilla III	200-C	450	30,000	1984	Trinidad	EOG Trinidad	High 180s (g)	August 2007
					Trinidad	Petro-Canada	Low 250s	April 2008
Rowan Gorilla II	200-C	450	30,000	1984	Gulf of Mexico	Apache	Low 160s	December 2006
Rowan-California	116-C	300	30,000	1983	Middle East	Saudi Aramco	Mid 110s	April 2009
Cecil Provine	116-C	300	30,000	1982	Gulf of Mexico	Apache	Mid 150s	October 2006
Gilbert Rowe	116-C	350	30,000	1981	Gulf of Mexico	Preparing For Tow		November 2006
					Middle East	Maersk	Low 190s (h)	January 2009
Arch Rowan	116-C	350	30,000	1981	Middle East	Saudi Aramco	Mid 110s	April 2009
Charles Rowan	116-C	350	30,000	1981	Middle East	Saudi Aramco	Mid 110s	April 2009
Rowan-Paris	116-C	350	30,000	1980	Gulf of Mexico	Preparing For Tow		November 2006
					Middle East	Maersk	Low 190s (h)	January 2009
Rowan-Middletown	116-C	350	30,000	1980	Middle East	Saudi Aramco	Mid 110s	April 2009

Conventional Jack-up Rigs:
Rowan-Juneau	116	300	30,000	1977	Gulf of Mexico	Newfield	Low 100s	November 2006
Rowan-Alaska	84	350	30,000	1975	Gulf of Mexico	Newfield	Low 140s	November 2006
Rowan-Louisiana (d)	84	350	30,000	1975	Gulf of Mexico	TBD	TBD	TBD
Rowan-Anchorage	52	250	20,000	1972	Gulf of Mexico	Remington	Low 80s	October 2006

(a) Indicated class is a number assigned by LeTourneau, Inc. to jack-ups of its design and construction. Class 200-C is a Gorilla class unit designed for extreme hostile environment capability. Class 219-C is a Super Gorilla class unit, an enhanced version of the Gorilla class.
Class 224-C is a Super Gorilla XL class unit. Class 225-C is a Tarzan class unit. Class 240-C is a 240C class unit.

(b) Rowan’s drilling contracts generally provide for payment on a day rate basis, and revenues are recognized as the work progresses. Rowan frequently collects up-front fees to reimburse the Company for the cost of relocating its drilling equipment, and occasionally receives reimbursement for equipment modifications and upgrades requested by its customers. Such fees and reimbursements, and the related costs, are deferred and subsequently recognized in operations on a straight-line basis over the period that the drilling services are performed.

(c) Indicates estimated completion date of work to be performed and excludes any downtime required for rig inspections or maintenance.

(d) Indicates units planned or currently under construction with anticipated year of completion. The Rowan-Louisiana is undergoing repairs following damage sustained during Hurrican Rita and should return to service during the fourth quarter of 2006.

(e) Day rate includes the mobilization fee which will be recognized over the duration of the contract period once drilling operations begin. The rig is expected to depart the Gulf of Mexico during January 2007 and begin operating in the Middle East by the end of the first quarter of 2007.

(f) Reflects the contracted base day rate and is exclusive of any additional fees related to mobilization, equipment upgrades or area of operations.

(g) Gorilla III was in the shipyard for approximately 12 days preparing for its contract with EOG Trinidad. The rig is currently in-transit to offshore
Trinidad and is expected to arrive on September 23rd.

(h) Day rate includes the mobilization fee which will be recognized over the duration of the contract period once drilling operations begin. The rig is expected to depart the Gulf of Mexico during November 2006 and begin operating in the Middle East during January 2007. The Gilbert Rowe entered the shipyard on August 19th and the Rowan-Paris entered the shipyard on August 31st in preparation for operations under the
Maersk contracts.

Disclaimer:
ROWAN HEREBY ADVISES THAT THE TABLE SET FORTH ABOVE MAY CONTAIN INACCURATE, INCOMPLETE
AND/OR INCORRECT INFORMATION AND IS SUBJECT TO CHANGE AT ANY TIME. THE INFORMATION SHOULD
NOT BE RELIED UPON FOR ANY PURPOSE, AND ROWAN HEREBY DISCLAIMS ANY LIABILITY RELATING TO THE
USE OF THE INFORMATION SET FORTH ABOVE.